Sean Doherty Joins Provention Bio Board of Directors

- T1D Fund Executive Chairman and Former Bain Capital Managing Director
Brings Extensive Financial Expertise and Deep Knowledge of Therapeutics Landscape -

OLDWICK, N.J. — September 26, 2019 — Provention Bio, Inc. (Nasdaq: PRVB), a clinical stage biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases, today announced the appointment of Sean Doherty to the Company’s Board of Directors. Mr. Doherty is the Executive Chairman of the JDRF T1D Fund and a former Managing Director and General Counsel at Bain Capital, LP. He brings over 20 years of operational, investment, risk management, and governance experience to Provention, in addition to a deep knowledge of the type 1 diabetes (T1D) community, and innovative investment approaches to the disease.

“Sean brings a unique set of experiences to our Board of Directors as we approach a pivotal time in Provention’s evolution into a potential commercial-stage therapeutics company,” said Ashleigh Palmer, CEO of Provention Bio. “Sean’s passion for driving the development of novel therapeutics that address T1D, together with his diverse skill set and experience with patient advocacy, institutional investing, business development and medical stakeholders, will serve us well as we continue to execute our clinical and regulatory strategies and commercial preparations for PRV-031 (teplizumab) for T1D. His significant business background, including nearly fifteen years at one of the world’s premiere investment firms, will bring tremendous value to the Provention team.”

Mr. Doherty is the Executive Chairman of the JDRF T1D Fund, a venture philanthropy vehicle focused on accelerating life-changing solutions to cure, prevent and treat T1D through catalytic equity investments. Mr. Doherty led the design and creation of the fund in 2015. He and his wife have been involved with JDRF since 2002, when their son was diagnosed with T1D at the age of two. Mr. Doherty recently retired from his role as Managing Director at Bain Capital, LP, a private, global investment firm which he joined in 2005 as the firm’s first General Counsel, and he is currently a Senior Advisor to the firm.

“Provention Bio was one of the T1D Fund’s earliest investments, and I have long been impressed with their success in identifying and advancing candidates which have the potential to prevent or intercept immune-mediated diseases such as type 1 diabetes,” said Mr. Doherty. “I look forward to collaborating with the highly accomplished Provention team as they plan to bring PRV-031 (teplizumab) to market, and advance other promising pipeline assets that have the potential to transform the therapeutic landscape for immune-mediated diseases.”

Earlier in his career, Doherty worked at Ropes & Gray LLP and was a law clerk to a federal district judge in Boston. Prior to law school, he was a Lieutenant in the U.S. Navy, serving on a Middle East Force frigate from 1990-94. Doherty received a J.D. magna cum laude from Harvard Law School and a B.A. magna cum laude from Harvard College.

About Provention Bio, Inc.

Provention Bio, Inc. (Nasdaq: PRVB) is a clinical-stage biopharmaceutical company leveraging a transformational drug development strategy that is focused on the prevention or interception of immune-mediated disease.  Provention’s mission is to in-license, transform and develop therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases including: type 1 diabetes (T1D), Crohn’s disease, celiac disease, and lupus. Provention’s diversified portfolio includes advanced-stage product development candidates that have undergone clinical testing by other companies.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Provention’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA approvals or clearances and noncompliance with FDA regulations; uncertainties of patent protection and litigation; limited research and development efforts and dependence upon third parties; substantial competition; our need for additional financing and the risks listed under “Risk factors” in our annual report on Form 10-K for the year ended December 31, 2018 and any subsequent filings with the Securities and Exchange Commission (SEC). As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Provention does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

Investors:

Sam Martin, Argot Partners

sam@argotpartners.com

212-600-1902

Media:

David Rosen, Argot Partners
david.rosen@argotpartners.com
212-600-1902